SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _________________


                                    Form 8-K

                                 Current Report



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                October 30, 1997
                                (Date of Report)





                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
             (Exact Name of Registrant as Specified in its Charter)


                           Commission File No. 000-21749


                                   California
                          (State or Other Jurisdiction
                                of Incorporation)
                                   95-4257380
                        (IRS Employer Identification No.)
                             3501 Lakewood Boulevard
                          Long Beach, California 90808
                    (Address of Principal Executive Offices)


                                 (562) 938-8618
                          (Registrant's Telephone No.)







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Item 4.  Changes in Registrant's Certifying Accountant.

     (a) Previous independent accountants.

     (1) On October 24, 1997, the Registrant dismissed Price Waterhouse LLP as its independent accountants.

     (2) The report of Price Waterhouse LLP on the financial statements for the past fiscal year contained no adverse opinions or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. The report for the fiscal year 1995 contained a modification relating to the Registrant's ability to continue as a going concern.

     (3) The Registrant's Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

     (4) In connection with its audits for the two most recent fiscal years and through October 24,1997, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statement for such years.

     (5) The Registrant has requested that Price Waterhouse LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated October 30, 1997, is filed as Exhibit 16 to this Form 8-K.

     (b)  New independent accountants.

     (1) The Registrant engaged Ernst & Young LLP as its new independent accountants as of October 24, 1997.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 30, 1997                ADVANCED AERODYNAMICS & STRUCTURES, INC.



                                        By: /s/ Carl L. Chen
                                           ------------------------------------
                                           Carl L. Chen, President